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                                                                   EXHIBIT 10.54


                            BUSINESS LOAN AGREEMENT


         The undersigned UNITED AMERICAN HEALTHCARE CORPORATION, a Michigan corporation, with its chief executive offices located at 1155 Brewery Park Blvd., Suite 200, Detroit, Michigan 48207 (the "Borrower"), has requested from MICHIGAN NATIONAL BANK, a national banking association, of 27777 Inkster Road, Farmington Hills, Michigan 48333 (the "Bank"), and Bank agrees to make, or has made, the loan(s) described below (the "Loans") under the terms and conditions set forth in this Business Loan Agreement ("Agreement").

I.       LOANS.

         The following Loans and any amendments, extensions, renewals or refinancings thereof are subject to this Agreement:

         TYPE OF LOAN           LOAN AMOUNT             LOAN DATE

A.       Term Loan              $3,972,900.87           September 25, 2000

PURPOSE of Loan listed above:

A.       Refinance and term out existing Line of Credit loan Note No. 02007144-
         13.

II.      BORROWER'S REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants to Bank, all of which representations and warranties shall be continuing until all of Borrower's Obligations under this Agreement and the Related Documents are fully performed, as follows:

A. BORROWER'S EXISTENCE AND AUTHORITY. Borrower is a Michigan corporation, and the Person executing this Agreement has full power and complete authority to execute this Agreement and all Related Documents.

B. VALIDITY OF INDEBTEDNESS AND AGREEMENT. Borrower's Indebtedness to Bank, this Agreement, and all Related Documents are valid, binding upon, and fully enforceable against Borrower in accordance with their respective terms.

C. NATURE OF BORROWER'S BUSINESS. The nature of Borrower's business is to provide management and consultant services for public and private health care systems.

D. FINANCIAL INFORMATON. All Financial Statements provided to Bank has been prepared and shall continue to be prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and fully and fairly present the financial condition of Borrower. There has been no material adverse change in Borrower's business, Property, or financial condition since the date of Borrower's latest Financial Statements provided to Bank.

E. TITLE AND ENCUMBRANCES. Borrower owns all of its Property, and there are no liens or encumbrances on any of the Property except as have been disclosed to Bank in writing prior to the date of this Agreement and which are identified and listed in an attachment to this Agreement (the "Permitted Encumbrances"). Borrower agrees that Borrower shall not obtain further loans, leases, or credit extensions from any Person identified in the Permitted Encumbrances list or otherwise without Bank's prior written consent.

F. NO LITIGATION. There are no suits or proceedings pending before any court, government agency, arbitration panel, or administrative tribunal, or, to Borrower's knowledge, threatened against Borrower, which may result in any material adverse change in the business, Property or financial condition of Borrower.

G. NO MISREPRESENTATIONS. All representations and warranties in this Agreement and the Related Documents are true and correct and no material fact has been omitted.

H. EMPLOYEE BENEFIT PLANS. Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA, and has not incurred any material liability to the PBGC in connection with any employee benefit plan established or maintained by Borrower, and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plan(s).

I. ENVIRONMENTAL COMPLIANCE. Borrower is in full compliance with all applicable Environmental Laws.

J. YEAR 2000 PROBLEM. Borrower warrants to the Bank that Borrower has reviewed or is currently reviewing all of Borrower's computer systems, including all hardware, software, tools and equipment with embedded computer chips, networks, interfaces and data storage (the "Computer Systems")


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         within Borrower's business which could be affected by the Year 2000
         Problem and has developed and implemented a comprehensive program (including emergency, backup, and business continuation plans) to ensure Borrower's Computer Systems will not have a Year 2000 Problem, and are fully Year 2000 Compliant. Borrower further warrants that it has reviewed, or is presently reviewing the Year 2000 Problem with all of its customers, service providers, suppliers, vendors, trading partners and others with whom Borrower's Computer Systems are linked or have any material reliance, and Borrower has obtained assurances from all such customers, service providers, suppliers, vendors, trading partners and others that their Computer Systems will not have a Year 2000 Problem affecting Borrower. Borrower agrees to provide Bank from time to time with written updates and such other information as the Bank may request concerning the Year 2000 Problem and Borrower's progress in solving said problem and acknowledges that it will be an Event of Default if Borrower's Computer Systems are not Year 2000 Compliant.


III.     AFFIRMATIVE COVENANTS.

         As of the date of this Agreement and continuing until Borrower's Obligations under this Agreement and the Related Documents are fully performed, Borrower SHALL:

A.       BOOKS AND REPORTS.

         1. FINANCIAL STATEMENTS. Within One Hundred Twenty (120) days after the end of each fiscal YEAR, furnish to Bank, in form acceptable to Bank, Borrower's AUDITED Financial Statements on a consolidated basis for the foregoing period prepared by A CERTIFIED PUBLIC ACCOUNTANT ACCEPTABLE TO BANK.

         2. FINANCIAL STATEMENTS. Within Forty Five (45) days after the end of each fiscal MONTH, furnish to Bank, in form acceptable to Bank, Borrower's management prepared Financial Statements on a consolidated and consolidating basis for the foregoing period certified to be correct by Borrower's Treasurer or Chief Financial Officer.

         3. FIELD AUDIT. Allow the Bank's internal auditors to conduct a field audit of Borrower's books, records and properties at such times and to such extent as Bank in its sole discretion, may determine and Borrower agrees to pay Bank for the cost of said audit(s).

         4. OTHER. Promptly furnish to Bank such other information and reports concerning the Borrower's business, Property, and financial condition as are provided to Borrower's owners or as Bank shall request, and permit Bank to inspect, confirm, and copy Borrower's books and records at any time during Borrower's normal business hours.

B. NOTICE OF ADVERSE EVENTS. Promptly notify Bank in writing of any litigation, governmental proceeding, default or any other occurrence, which could have a material adverse effect on Borrower's business, Property or financial condition.

C. MAINTAIN BUSINESS EXISTENCE AND OPERATIONS. Do all things necessary to keep in full force and effect Borrower's corporate, partnership, proprietorship, trust, or other existence, as the case may be, and to continue its business described in Paragraph II.C. as presently conducted. Borrower shall not change its corporate, partnership, proprietorship, trust, or other existence, nor sell or merge Borrower's business, in whole or in part, to or with any other Person, without the prior written consent of Bank.

D. INSURANCE. Maintain adequate fire and extended risk coverage, business interruption, workers disability compensation, public liability, environmental, flood, and such other insurance coverages as may be required by law or as may be required by Bank. All insurance policies shall be in such amounts, upon such terms, in form, and carried with such insurers, as are acceptable to Bank. Borrower shall provide evidence satisfactory to Bank of all insurance coverages and that the policies are in full force and effect, and for all insurance coverages upon any Property which is Collateral, the insurance policy shall be endorsed to provide Bank with a standard loss payable clause insuring the Bank's interest without regard to any act, fault or neglect of Borrower, with not less than thirty (30) days advance written notice to Bank by the insurer of any cancellation or modification of coverage (CF12181185). Any failure to maintain insurance as provide in this Agreement shall be an Event of Default and Bank may obtain such insurance as the Bank deems necessary or prudent, in the Bank's sole discretion, without obligation to do so, and all amounts so expended by Bank shall be added to the Indebtedness or shall be payable on demand, at Bank's option. Upon Borrower's failure to promptly provide evidence of such insurance as Bank has required, the Bank may assume Borrower does not have the required coverage. Upon Borrower's failure to obtain or maintain any insurance coverages required under this Agreement, the Bank may, in addition to its other rights, assess a service charge for obtaining and servicing any such insurance coverage(s).

E. PAYMENT OF TAXES. Pay all taxes, levies and assessments due to all local, State and Federal agencies, before any interest or penalty thereon becomes due and payable. Unless Borrower has established a cash reserve with Bank and is actively pursuing a tax appeal, any failure by Borrower to pay promptly any taxes, levies and assessments shall be an Event of Default.


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F.       EMPLOYEE BENEFIT PLANS.

         1. At all times meet the minimum funding requirements of ERISA concerning all of Borrower's employee benefit plans subject to ERISA.

         2. At no time shall Borrower (a) allow any event to occur or condition concerning any employee benefit plan subject to ERISA which might constitute grounds for termination of the plan or for the appointment of a trustee to administer the plan; or (b) allow any employee benefit plan to be the subject of any voluntary or involuntary termination proceeding.

G. ENVIRONMENTAL LAWS COMPLIANCE/NOTICES/INDEMNITY. Strictly comply with all Environmental Laws applicable to Borrower's business. Borrower agrees to notify Bank, not later than ten (10) days after Borrower's receipt, of any summons, notice, lawsuit, citation, letter, or other communication received by Borrower from any Federal, State, or local agency or unit of government or other Person, which asserts that Borrower is in violation of any Environmental Laws. Borrower (and the Obligors) agree to indemnify and hold Bank harmless from all violations by Borrower of any Environmental Laws, which indemnity shall include all costs and expenses incurred by Bank, including reasonable attorney fees, which are related to any violation by Borrower of any Environmental Laws, whether or not the Indebtedness has been paid at the time any proceeding, claim, or action is instituted against Bank. Borrower further agrees that Bank may at any time, at Borrower's sole cost and expense, hire, or require Borrower to hire, and provide Bank with an environmental audit prepared by an independent environmental engineering firm acceptable to Bank to confirm the continuing truth and accuracy of Borrower's environmental representations and warranties.

H. USE OF PROCEEDS; PURPOSE OF LOANS. Use the proceeds of the Loan(s) only for Borrower's business described in Paragraph II.C., and only for those purposes stated in Paragraph I.

I. MAINTENANCE OF RECORDS; CHANGE IN PLACE OF BUSINESS OR NAME. Keep all of its books and records at the address set forth in this Agreement, and give the Bank prompt written notice of any change in its principal place of business, in the location of Borrower's books and records, in Borrower's name, and of any change in the location of the Collateral.

J. EMPLOYMENT LAWS. Strictly comply with all Federal and State laws pertaining to Borrower's employees, including by way of illustration but not of limitation, the Michigan Worker's Disability Compensation Act, MCL 418.101 et seq., as amended, Michigan Employment Security Act, MCL 421.1 et seq., as amended, and the Fair Labor Standards Act, 29 USC 201 et seq., as amended.

K. GENERAL COMPLIANCE WITH LAW. At all times operate Borrower's business in strict compliance with all applicable Federal, State, and local laws, ordinances and regulations, including, without limitation, the Americans with Disabilities Act of 1990, and Borrower shall refrain from and prevent Borrower's partners, owners, directors, officers, employees and agents from engaging in any civil or criminal activity proscribed by law.

L. MANAGEMENT CONTINUATION. Borrower agrees that GREGORY H. MOSES, JR. shall continue to actively manage and operate Borrower's business, and acknowledges that the Bank has made the Loans in reliance thereon.

IV.      NEGATIVE COVENANTS.

         Until all of Borrower's Obligations under this Agreement and the Related Documents are fully performed, without the Bank's prior written consent Borrower SHALL NOT:

A. NO BORROWINGS, GUARANTEES, OR LOANS. Borrow money, become the account party on any Letter of Credit, enter into any SWAP Agreement, act as a guarantor of any loan or other obligation, or lend any money to any Person, without the Bank's prior written consent. Any sale of Borrower's Accounts shall be deemed borrowing of money under this covenant.

B. LIENS AND ENCUMBRANCES; TRANSFER OF ASSETS. Mortgage, assign, or encumber any of its Property except to Bank, nor sell, transfer or assign any Property except in the ordinary course of business.

C. DIVIDENDS, DISTRIBUTIONS; CAPITAL STRUCTURE. Pay dividends or make capital distributions in any fiscal year without Bank's prior written consent. If Borrower is a corporation, it shall not purchase, sell, or retire any of its shares, nor alter or amend its capital structure without Bank's prior written consent, provided, however, with respect to any year in which Borrower is taxed by the Internal Revenue Service as an "S" Corporation, Borrower may make a distribution of profits to its shareholders not to exceed an amount necessary to enable its shareholders to pay their personal State and Federal taxes directly attributable to the profits earned by Borrower in such year.

D. TRANSACTIONS WITH OMNICARE-MICHIGAN. Provide any loans, advances or other forms of financial support to OmniCare-Michigan without the advance written notification to Bank, or forgive or forego any management fees due from OmniCare-Michigan to Borrower without the advance written notification to Bank.


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V.       SECURITY FOR LOANS.

A. SECURITY/MORTGAGE INTERESTS. Borrower and the other Obligor(s) named in this Agreement have granted or agree to grant to Bank on the date of this Agreement, security/mortgage interests in certain Property as collateral security for the Loans and repayment of the Indebtedness, among which are the following Related Documents:

                 SECURITY AGREEMENT(S) DATED:       September 25, 2000

VI.      EVENTS OF DEFAULT.

         The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

A. FAILURE TO PAY AMOUNTS DUE. Failure to pay any principal or interest payment on any Indebtedness to Bank when due.

B. MISREPRESENTATION; FALSE FINANCIAL INFORMATION. Any statement, warranty, or representation of Borrower or any Obligor made in this Agreement, the Related Documents, or any Financial Statements now or hereafter furnished to the Bank by or on behalf of the Borrower or any Obligor, is false or misleading.

C. NONCOMPLIANCE WITH BANK AGREEMENTS. Breaches of any covenant, term, condition, or agreement contained in this Agreement or in any of the Related Documents by Borrower or any Obligor.

D. CESSATION/TERMINATION OF EXISTENCE. Borrower or Obligor ceases doing business or Borrower's or any Obligor's existence is terminated by death, sale, dissolution, merger, or otherwise.

E. BANKRUPTCY OR RECEIVERSHIP. Any conveyance is made of substantially all of Borrower's assets, any assignment is made for the benefit of creditors, any receiver is appointed for Borrower, or any insolvency, liquidation or reorganization proceeding is filed by or against Borrower under the Bankruptcy Code or otherwise.

F. ATTACHMENTS; TAX LIENS. Any attachment, execution, levy, forfeiture, tax lien, or similar writ or process is issued against any of Borrower's Property.

G. INDICTMENT. Any felony criminal proceeding is brought against Borrower, Borrower's management, or any Obligor.

H. AUTHORITY TO CHARGE INTEREST RATE ADVERSELY AFFECTED. Bank determines the interest rate charged by Bank on any loan to Borrower is usurious or otherwise unlawful or limited.

I. MATERIAL ADVERSE CHANGE. Any material adverse change occurs or is imminent, the effect of which would be to substantially diminish Borrower's or any Obligor's financial condition, business, ability to perform their agreements with the Bank, or the value of the Collateral.

J. OTHER LENDER DEFAULT. Any other Borrower indebtedness to the Bank or any other creditor becomes due and remains unpaid after acceleration of the maturity or after the maturity stated.

VII.     BANK RIGHTS AND REMEDIES ON DEFAULT.

A. ACCELERATION. Upon the occurrence of any Event of Default, the Loans and all Indebtedness to Bank may, at the option of Bank, and without demand or notice, be declared immediately due and payable.

B. PAYMENT OF BANK EXPENSES AFTER DEFAULT. Borrower and the Obligors acknowledge that after an Event of Default the Bank will incur additional fees, costs and expenses not included in the Bank's original pricing of the Loans including, without limitation, field audits of the Bank's collateral, the salary and fringe benefits of the defaulted loans officer assigned to the Loans, the professional fees of appraisers, accountants, lawyers, field engineers, surveyors, and other experts and consultants, and the cost of obtaining, verifying, and/or updating property surveys, Environmental Laws reports, insurance coverages, tax searches, title reports, and Uniform Commercial Code searches, and Borrower agrees to pay, at the Bank's cost, all of said additional fees, costs and expenses incurred by the Bank after an Event of Default and authorizes the Bank to charge any of Borrower's accounts with Bank, as and when said fees, costs and expenses are incurred.

C. REMEDIES CUMULATIVE. The remedies provided for in this Agreement are cumulative and not exclusive, and Bank may exercise any remedies available to it at law or in equity and as are provided in this Agreement, the Related Documents, and any other agreement between Borrower and Bank.

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D.       NO WAIVER. No delay or failure of Bank to exercise any right, remedy, power or privilege hereunder shall affect that right, remedy, power or privilege, nor shall any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No Bank delay or failure to demand strict adherence to the terms of this Agreement shall be deemed to constitute a course of conduct inconsistent with the Bank's right to at any time, before or after any Event of Default, to demand strict adherence to the terms of this Agreement and the Related Documents.

VIII.    CROSS-COLLATERALIZATION/CROSS-DEFAULT.

         Borrower agrees the Collateral is security for the Loans under this Agreement and for all other Indebtedness of Borrower to Bank, whether or not such Indebtedness is related by class or kind and whether or not contemplated by the parties at the time of executing each evidence of Indebtedness. Any Borrower default under the terms of any Indebtedness to Bank shall also constitute an Event of Default under this Agreement and any Event of Default under this Agreement shall be a default under any Indebtedness of Borrower to Bank.

IX.      MISCELLANEOUS.

A. COMPLIANCE WITH BANK AGREEMENTS. Borrower acknowledges that it has carefully read, and agrees to fully comply with, this Agreement, the Related Documents, and all other agreements between Borrower and Bank.

B. EXPENSES. Borrower agrees to pay all of Bank's costs and expenses incurred to perfect or protect the Bank's security interests and liens, pay any insurance premiums, Uniform Commercial Code search fees, taxes, Environmental Laws inspection fees, appraisal fees, and all fees and costs incurred by Bank for audits, inspection, and copying of Borrower's books and records. Borrower also agrees to pay all costs and expenses of Bank, including reasonable attorney fees, in connection with the enforcement of the Bank's rights and remedies under this Agreement, the Related Documents and any other agreement, and in connection with the preparation of any amendments, modifications, waivers or consents.

C. FURTHER ACTION. Borrower agrees, from time to time upon Bank's request, to make, execute, acknowledge, and deliver to Bank such further and additional instruments, documents, and agreements, and to take such further action as may be required to carry out the intent and purpose of this Agreement and repayment of the Loans.

D. GOVERNING LAW, PARTIAL ILLEGALITY. This Agreement and the Related Documents shall be interpreted and the rights of the parties determined under the laws of the State of Michigan. Should any part, term, or provision of this Agreement be adjudged illegal or in conflict with any law of the United States or State of Michigan, the validity of the remaining portion or provisions of the Agreement shall not be affected.

E. WRITINGS CONSTITUTE ENTIRE AGREEMENT; MODIFICATIONS ONLY IN WRITING. This Agreement, the Related Documents and all other written agreements between Borrower and Bank, constitute the entire agreement of the parties and there are no other agreements, express or implied. This Agreement supersedes any and all commitment letters or term sheets heretofore issued in connection with this Loan. None of the parties shall be bound by anything not expressed in writing, and neither this Agreement, the Related Documents, nor any other agreement can be modified except by a writing executed by Borrower and by the Bank. This Agreement shall inure to the benefit of and shall be binding upon all of the parties to this Agreement and their respective successors, estate representatives, and assigns, provided however, that Borrower cannot assign or transfer its rights or obligations under this Agreement without Bank's prior written consent.

F. CREDIT INQUIRIES. Borrower hereby authorizes Bank to respond to any credit inquiries received by Bank from trade creditors or other credit granting institutions.

G. RELEASE OF CLAIMS AGAINST BANK. In consideration of the Bank making the Loans described in this Agreement, Borrower and the Obligor(s) do each hereby release and discharge Bank of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which Borrower or any of the Obligor(s) have against the Bank from the date of their respective first contact with Bank until the date of this Agreement including, but not limited to, any claim arising from any reports (environmental reports, surveys, appraisals, etc.) prepared by any parties hired or recommended by Bank. Borrower and the Obligor(s) confirm to Bank that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Related Documents and do each acknowledge and agree that Bank is relying upon this release in extending the Loans to Borrower.

H. WAIVER OF JURY TRIAL. Borrower and the Obligors do each knowingly, voluntarily and intelligently waive their constitutional right to a trial by jury with respect to any claim, dispute, conflict, or contention, if any, as may arise under this Agreement or under the Related Documents, and agree that any litigation between the parties concerning this Agreement and the Related Documents shall be heard by a court of competent jurisdiction sitting without a jury. Borrower and the Obligor(s) confirm to Bank that they have reviewed the effect of this waiver of jury trial with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to signing this Agreement and the Related Documents, and do each acknowledge and agree that Bank is relying upon this waiver in extending the Loans to Borrower.

I. HEADINGS. All section and paragraph headings in this Agreement are included for convenience only and do not constitute a part of this Agreement.

J. TERM OF AGREEMENT. This Agreement supersedes and replaces all previous loan agreements concerning the Loans described in Paragraph I. Unless superseded by a later Business Loan Agreement, this Agreement shall continue in full force and effect until all of Borrower's Obligations to Bank are fully satisfied and the Loans and Indebtedness are fully repaid.

K. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

X.       DEFINITIONS.

         The following words shall have the following meanings in this
         Agreement:

A. "AVERAGE INVESTABLE BALANCE" means the average daily ledger balance in Borrower's deposit account referred to in Paragraph III.K. of this Agreement, less (i) average daily uncollected deposits, (ii) Bank's reserve requirement, and (iii) amounts necessary to offset applicable service charges, for the period covered by the account analysis statement provided by Bank, as shown on such account analysis statement.

B. "BASE RATE" or "PRIME RATE" means that variable rate of interest from time to time established by the bank designated in the Loan promissory note(s) as its base or prime commercial lending rate.

C. "BANK" means Michigan National Bank, a National banking association, and any successor or assign.

D. "COLLATERAL" means that Property which Borrower and any other Obligor has pledged, mortgaged, or granted Bank a security interest in, wherever located and whether now owned or hereafter acquired, together with all replacements, substitutions, proceeds and products thereof.

E. "CURRENT RATIO" means that ratio obtained by dividing total current assets by total current liabilities as determined under GAAP.

F. "DEBT SERVICE COVERAGE RATIO" means that ratio obtained by dividing the sum of Borrower's (i) net income after taxes and distributions, (ii) interest expense, (iii) depreciation expense, and (iv) amortization expense, by the sum of Borrower's interest expense plus current maturities of long-term debt, all for the preceding calculation period and all as determined under GAAP.

G. "ENVIRONMENTAL LAWS" means all laws, regulations, and rules of the United States of America, State of Michigan, and local authorities which pertain to the environment, including but not limited to, the Clean Air Act (42 USC 7401 et seq.), Clean Water Act (33 USC 1251 et seq.), Resource Conservation and Recovery Act of 1976 (42 USC 6901 et seq.), Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 USC 9601 et seq.), Hazardous Materials Transportation Act (49 USC 1801 et seq.), Solid Waste Disposal Act (42 USC 6901 et seq.), Toxic Substances Control Act (15 USC 2601 et seq.), Michigan Natural Resources and Environmental Protection Act (MCL
         324.101 et seq. as each of said statutes have been or are hereafter amended, together with all rules and regulations promulgated by the Environmental Protection Agency and Michigan Departments of Natural Resources and Environmental Quality, and all additional environmental laws, rules, and regulations in effect on the date of this Agreement and as may be enacted and effective.

H. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor act.

I. "EVENT OF DEFAULT" means any of the events described in Section VI. of this Agreement or in the Related Documents.

J. "FINANCIAL STATEMENTS" means all balance sheets, cash flows, earnings statements, and other financial information (whether of Borrower or an Obligor) which have been, are now, or are in the future furnished to Bank.

K. "GAAP" means "generally accepted accounting principles" consistently applied, as set forth from time to time in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

L.       "GUARANTOR" means any Person who has guaranteed payment of the Loans.


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


M. "INDEBTEDNESS" OR "OBLIGATIONS" means all Loans, indebtedness, and obligations of Borrower to the Bank, including but not limited to, any Bank advances for payments of insurance, taxes, amounts advanced by Bank to protect its interest in the Collateral, overdrafts in deposit accounts with Bank, and all other indebtedness, obligations and liabilities of Borrower to Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

N. "MICHIGAN NATIONAL BANK PRIME RATE" or "MNB PRIME" means that variable rate of interest so designated and from time to time established as the Michigan National Bank prime commercial lending rate.

O.       "N/A" means not applicable.

P. "NET WORTH" means the difference between Borrower's total assets and total liabilities, as determined under GAAP.

Q. "OBLIGOR" means any person having any obligation to Bank, whether for the payment of money or otherwise, under this Agreement or under the Related Documents, including but not limited to any guarantors of Borrower's Indebtedness.

R. "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the powers and functions of the Pension Benefit Guaranty Corporation.

S. "PERSON" means any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision, agency or other entity.

T. "PROPERTY" means all of Borrower's (or other Obligor's, as applicable) assets, tangible and intangible, real and personal.

U. "QUICK RATIO" means the total of Borrower's cash, marketable securities and accounts receivable, divided by current liabilities, as determined under GAAP.

V. "RELATED DOCUMENTS" means any and all documents, promissory notes, security agreements, leases, mortgages, guaranties, pledges, and any other documents or agreements executed in connection with this Agreement. The term shall include documents existing before, at the time of execution of, this Agreement, and documents executed after the date of this Agreement.

W. "SUBORDINATED DEBT" means all of that indebtedness to others, and all collateral security therefore, identified in Section III.J. of this Agreement.

X. "SWAP AGREEMENT" means an agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing) and any combination of the foregoing.

Y. "TANGIBLE NET WORTH" means Net Worth plus Subordinated Debt less intangible assets and all sums due from Affiliates.

Z. "WORKING CAPITAL" means the excess of Borrower's current assets over current liabilities, determined under GAAP.

AA. "YEAR 2000 PROBLEM" means the risk that the computer applications (including internal and external programs, systems and networks) used by Borrower or by third parties with whom Borrower does business may not recognize or properly perform date sensitive functions involving certain dates prior to and any date after December 31, 1999. "YEAR 2000 COMPLIANT" means that neither the performance nor functionality of Borrower's Computer Systems will be materially affected by the Year 2000 Problem.

        IN WITNESS WHEREOF the parties have executed this Agreement on this 25TH day of September, 2000.


                                       BORROWER:

                                       UNITED AMERICAN HEALTHCARE CORPORATION,
                                       A MICHIGAN CORPORATION


                                       By:   /s/ Gregory H. Moses, Jr.
                                          -----------------------------------
                                                 Gregory H. Moses, Jr.
                                       Its:      Chief Operating Officer

                                       BANK:

                                       MICHIGAN NATIONAL BANK,
                                       A NATIONAL BANKING ASSOCIATION

                                       By:   /s/ Cameron J. Barnett
                                          -----------------------------------
                                                 Cameron J. Barnett
                                       Its:      Asset Structuring Manager


                                      -8-